UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2011

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

One Hughes Drive, Suite 606, Las Vegas, Nevada 89169
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐      Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

On February 18, 2011, Ante5, Inc., a Delaware corporation (the “Company”) entered into an asset purchase agreement (“APA-II”) with Twin City Technical, LLC, a North Dakota limited liability company, and Irish Oil and Gas, Inc., a Nevada corporation (collectively, the “Sellers”), to acquire all of the Sellers’ right, title and interest in and to those certain mineral leases comprising approximately 732 net acres of undeveloped oil and gas properties located primarily in the North Dakota counties of Williams, Dunn, Mountrail, Golden Valley, McKenzie and Stark (collectively, the “Mineral Leases”) referenced in the APA-II in consideration for a total of  $821,270 of cash, payable in full at the closing, plus 205,050 shares of the common stock of the Company, issuable to the Sellers at the closing.  The closing of the purchase and sale of the assets is expected to occur upon the satisfaction or waiver of the conditions set forth in the APA-II, but no later than February 28, 2011 unless the Sellers and the Company mutually agree in writing to extend the closing date.  The Sellers are already shareholders of the Company by virtue of a prior sale of mineral leases by them to the Company in November 2010, as reported in our Report on Form 8-K filed with the Securities and Exchange Commission, dated November 12, 2010.  A copy of the APA-II is attached to this Report as Exhibit 10.1.

On February 18, 2011, the Company entered into another asset purchase agreement (the “APA-III”) with the Sellers  to acquire Sellers’ right, title, and interest in and to those certain mineral leases comprising approximately 662 net acres of undeveloped oil and gas properties in Mountrail County, North Dakota, and approximately 120 net acres of developed oil and gas properties located primarily in North Dakota’s Dunn & Mountrail counties (collectively, the “Mineral Leases”) referenced in the APA-III in consideration for a total of $1,957,591 of cash, payable in full at the closing, plus 357,708 shares of the common stock of the Company issuable to the Sellers and 560,000 shares of common stock issuable to an unaffiliated designee of the Sellers,  issuable at the closing.  The closing of the purchase and sale of assets is expected to occur upon the satisfaction or waiver of the conditions set forth in the APA-III, but no later than February 28, 2011 unless Sellers and the Company mutually agree in writing to extend the closing date.  A copy of the APA-III is attached to this Report as Exhibit 10.2.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)           Exhibits

10.1.	Asset Purchase Agreement with Sellers, dated as of February 18, 2011.

10.2	Asset Purchase Agreement with Sellers, dated as of February 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)

Date:  February 24, 2011
/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer